Exhibit 23.8

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4, Amendment No. 1 (Registration No. 333-112083) of Provident Bankshares Corporation of our report dated January 16, 2002, relating to the financial statements of Provident Bankshares Corporation for the year ended December 31, 2001, which appear in Provident Bankshares Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland

March 11, 2004